Investor Contact:	Company Contact:
Berkman Associates (310) 826-5051 info@BerkmanAssociates.com	Alan Magerman (760) 438 — 4004 xenonics@xenonics.com

Xenonics Reports Fiscal 2007 First Quarter Results

CARLSBAD, CALIFORNIA — February 14, 2007 — XENONICS HOLDINGS, INC. (AMEX:XNN), a leader in advanced illumination and low light viewing technologies, today announced financial results for the first quarter of fiscal 2007 ended December 31, 2006.

“We generated cash and significantly improved our working capital position in the first quarter, despite the impact of the previously announced delay in a $1 million order for our NightHunterII high-intensity illumination devices that shipped in early January instead of in December as we had originally anticipated. Our recent private equity placement further increased our working capital, which currently exceeds $5 million, providing the resources we need to aggressively pursue our growth opportunities.

“Based on the increasing momentum we now are seeing in our NightHunter business, as well as the market’s enthusiastic response to the launch of our new SuperVisionTM night vision device, we expect to return to the path of revenue and profit growth beginning in the current quarter. We remain committed to our goal to build Xenonics into a significant growth company,” said Chairman Alan Magerman.

“SuperVisionTM is now in production and initial commercial shipments are expected to begin later this quarter. We recently announced the award of U.S. patents on our SuperVision technology, and international patents are pending. We have also established an innovative marketing program for SuperVison with the National Rifle Association that launches this spring, and announced a $1.7 million order from our first Authorized Dealer in the shooting sports market. We are rapidly developing additional potentially significant distribution channels, and we are increasingly confident that SuperVision will become a important driver of Xenonics’ growth.

“Our persistent efforts over the past several years to establish our patented NightHunter family of illumination products as standard equipment in the military armamentarium now is beginning to pay dividends. Last month we announced follow-on NightHunter orders from the Defense Logistics Agency and the U.S. Army 1st Cavalry Division valued at $1.5 million, and we anticipate additional NightHunter orders from the DLA and other government agencies in the months to come. As previously announced, we have authorized production of 1,200 NightHunterII’s for delivery between January 2007 and March 31, 2007 to meet our second quarter forecast,” Magerman added.

First Quarter Results
For the three months ended December 31, 2006, revenue was $916,000 compared to $920,000 for the first quarter of fiscal 2006.

Gross profit for the first quarter of fiscal 2007 was of $714,000, which included $358,000 related to the sale of excess inventory of the NightHunter II product during the period. For the first quarter of fiscal 2006, gross profit was $376,000, which primarily related to sale of the NightHunter product.

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Xenonics Reports Fiscal 2007 First Quarter Results
February 14, 2007
Page Two

Selling, general and administrative expenses for the three months ended December 31, 2006 decreased to $974,000, which included $280,000 of non-cash stock-based compensation expense and other non-cash adjustments related to warrants and stock. This compares to selling, general and administrative expenses for the first quarter of fiscal 2006 of $1,145,000, which included $513,000 of employee stock-based compensation expense and other non-cash adjustments related to warrants and stock.

The net loss for the three months ended December 31, 2006 was $406,000 or $0.02 per share. This compares to a net loss for the three months ended December 31, 2005 of $926,000, or $0.06 per share.

Net cash provided by operations was $966,000 for this year’s first quarter. This compares to net cash used by operations of $242,000 for the first quarter of fiscal 2006.

At December 31, 2006, Xenonics reported working capital of $3,020,000, and a current ratio of 6.2. This compares to working capital of $2,329,000 and a current ratio of 4.5 at September 30, 2006. Xenonics has no debt.

Conference Call
A simultaneous webcast of the conference call can be accessed from the Investor Relations link at www.xenonics.com or from www.earnings.com/company.asp?client=cb&ticker=xnn. A replay will be available after 1:00 p.m. EST at these same Internet addresses. For a telephone replay, dial (800) 633-8284, reservation #21328741, after 1:00 p.m. EST.

About Xenonics
Xenonics develops and produces advanced, lightweight and compact ultra-high intensity illumination and low-light vision products for military, law enforcement, public safety, and commercial and private sector applications. Xenonics’ NightHunter line of illumination products are used by every branch of the U.S. Armed Forces as well as law enforcement and security agencies. Its SuperVision night vision device is designed for commercial and military applications. Employing patented technologies, Xenonics provides innovative solutions for customers who must see farther so they can do their jobs better and safer. Xenonics’ products represent the next generation in small, high intensity, high efficiency illumination and low-light vision systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements
Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our management’s current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. Factors that could cause these forward-looking statements to differ include delays in development, marketing or sales of new products. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management’s assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-K and 10-Q and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

(tables attached) #429x

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XENONICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts) (Unaudited)
	Three months ended
	December 31,
	2006	2005
Revenue	$916	$920
Cost of goods sold	202	544

Gross profit	714	376

Selling, general and administrative	974	1,145
Engineering, research and development	159	159

Loss from operations	(419)	(928)
Other income/(expense) , net:
Interest income	14	3
Interest expense	(1)	(1)
Other expense	--	--

Loss before provision for income taxes	(406)	(926)
Income tax provision	--	--

Net loss	$(406)	$(926)

Net loss per share: Basic and diluted	$(0.02)	$(0.06)

Weighted average shares outstanding: Basic and diluted	16,875	15,573

	}
XENONICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
	December 31,	September 30,
	2006	2006
	(unaudited)
Assets
Current assets:
Cash	$1,877	$99
Accounts receivable, net	672	2,194
Inventories, net	687	605
Other current assets	362	96

Total Current Assets	3,598	2,994

Equipment, furniture and fixtures, net	76	46
Other non-current assets	25	25

Total Assets	$3,699	$3,065

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expense	$422	$561
Accrued payroll and related taxes	149	96
Other current liabilities	7	8

Total Current Liabilities	578	665

Shareholders’ equity:
Preferred shares, 0.001 par value, 5,000
shares authorized, 0 shares issued and outstanding	--	--
Common shares, 0.001 par value, 50,000
shares authorized; 17,222 and 16,904
shares issued and outstanding at December
31, 2006 and September 30, 2006, respectively	17	17
Additional paid-in capital	17,789	17,312
Accumulated deficit	(14,379)	(13,973)
Less treasury stock, at cost, 113 shares as
of December 31 2006 and September 30, 2006	(306)	(306)
Less subscription receivable	--	(650)

Total Shareholders' Equity	3,121	2,400

Total Liabilities and Shareholders' Equity	$3,699	$3,065